UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2013

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On December 20, 2013, Steven L. Newman entered into an employment agreement with Transocean Ltd. (the “Company”), pursuant to which Mr. Newman will continue to be employed as the Company’s President and Chief Executive Officer. Under the agreement, Mr. Newman will receive a monthly salary of $100,000 and his annual cash bonus target under the Company’s Performance Award and Cash Bonus Plan (the “AIP”) will be 125% of his base salary. Mr. Newman also will be eligible for awards under the Company’s Long-Term Incentive Program (the “LTIP”) and his annual long-term incentive award target will be 600% of his base salary. The compensation committee of the board of directors (the "Committee"), in its sole discretion, may also grant Mr. Newman a supplemental LTIP award in consideration of his performance of services as a resident of Switzerland. In addition, Mr. Newman will receive normal expatriate allowance benefits related to his assignment to the Company’s offices in Geneva.
On December 20, 2013, John Stobart entered into an employment agreement with the Company, pursuant to which Mr. Stobart will continue to be employed as the Company’s Executive Vice President & Chief Operating Officer. Under the agreement, Mr. Stobart will receive a monthly salary of $52,917 and his annual cash bonus target under the AIP will be 100% of his base salary. Mr. Stobart also will be eligible for awards under the LTIP and his annual long-term incentive award target will be 350% of his base salary. The Committee, in its sole discretion, may also grant Mr. Stobart a supplemental LTIP award in consideration of his performance of services as a resident of Switzerland. In addition, Mr. Stobart will receive normal expatriate allowance benefits related to his assignment o the Company’s offices in Geneva.
On December 19, 2013, Esa Ikäheimonen entered into an employment agreement with the Company, pursuant to which Mr. Ikäheimonen will continue to be employed as the Company’s Chief Financial Officer. Under the agreement, Mr. Ikäheimonen will receive a monthly salary of CHF 57,062 and his annual cash bonus target under the AIP will be 80% of his base salary. Mr. Ikäheimonen also will be eligible for awards under the LTIP and his annual long-term incentive award target will be 350% of his base salary. The Committee, in its sole discretion, may also grant Mr. Ikäheimonen a supplemental LTIP award in consideration of his performance of services as a resident of Switzerland. In addition, Mr. Ikäheimonen will receive normal expatriate allowance benefits related to his assignment to the Company’s offices in Geneva.
The Company has agreed in each of the employment agreements to propose alternative terms during the fourth quarter of 2015 to achieve compliance with the Minder Legislation by January 1, 2016, and the parties have agreed to cooperate to reach acceptable terms in compliance with such legislation. Each of the employment agreements also contains a confidentiality provision.
The foregoing description of the employment agreements for Messrs. Newman, Stobart and Ikäheimonen is not complete and is qualified by reference to the complete documents, which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.     Description
      10.1     Agreement with Steven L. Newman
      10.2     Agreement with John Stobart
      10.3     Agreement with Esa Ikäheimonen

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRANSOCEAN LTD.
Date: December 23, 2013                    By: /s/ Jill S. Greene
Jill S. Greene
Authorized Person

Index to Exhibits
Exhibit No.     Description
      10.1     Agreement with Steven L. Newman
      10.2     Agreement with John Stobart
      10.3     Agreement with Esa Ikäheimonen